EXHIBIT 99.1

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH

Report of Independent Auditors
The Board of Directors and Shareholders of
Hardinge Inc. and Subsidiaries

We have audited the accompanying abbreviated financial statements of the Voumard Product Line (a component of Peter Wolters GmbH) (“Voumard”), which comprise the statement of assets acquired and liabilities assumed as of December 31, 2013, and the related statement of revenues and direct expenses for the year then ended, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. The accompanying abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, as described in Note 1 to the abbreviated financial statements, and are not intended to be a complete presentation of Voumard’s assets, liabilities, revenues, and expenses.

Auditor’s Responsibility

Our responsibility is to express an opinion on these abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Voumard at December 31, 2013, and its revenue and direct expenses for the year then ended as described in Note 1 and in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Buffalo, New York
December 8, 2014

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH
STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(in thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets acquired
Inventories, net	$3,026	$6,416
Machinery and equipment, net	7	132
Total assets acquired	3,033	6,548

Liabilities assumed
Warranty reserve	638	494
Total liabilities assumed	638	494

Net assets acquired	$2,395	$6,054

The accompanying notes are an integral part of these abbreviated financial statements.

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH
STATEMENTS OF REVENUES AND DIRECT EXPENSES
(in thousands)

	For the Six Months Ended		For the Year Ended December 31, 2013
	June 30, 2014	June 30, 2013
	(Unaudited)	(Unaudited)

Revenues	$3,011	$8,811	$17,080

Cost of sales	6,610	7,696	15,587
Selling, general and administrative expenses	1,552	2,222	4,137
Restructuring costs	600	114	113
Other direct expenses (income)	43	(26)	(116)
Total direct expenses	8,805	10,006	19,721

Direct expenses in excess of revenues	$(5,794)	$(1,195)	$(2,641)

The accompanying notes are an integral part of these abbreviated financial statements.

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH
NOTES TO ABBREVIATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

Description of Transaction

On September 22, 2014, Hardinge Inc. (the "Company"), along with its indirect wholly-owned subsidiaries Hardinge GmbH and L. Kellenberger & Co., AG entered into an agreement (the "Agreement") to acquire certain assets and assume certain liabilities associated with a product line of grinding machine systems and applications marketed and sold under the Voumard brand (the "Voumard Business") from Peter Wolters GmbH (the "Seller"). The purchase price was EUR 1.7 million (approximately $2.2 million), before taking into account customary purchase price adjustments. Voumard is a global leader in the internal diameter ("ID") grinding market with an installed base of over 9,000 machine solutions serving more than 2,500 customers around the world.

Basis of Presentation

The Seller did not maintain separate books and records related to its individual product lines, including the product line associated with Voumard. The operations associated with the Voumard product line, while under the ownership of the Seller, were commingled with Seller’s other product lines. Moreover, certain parts and assemblies associated with the Voumard product line were used by the Seller in connection with the assembly of certain other products sold by Seller and not acquired as part of the acquisition. While Seller maintained tracking systems related to Voumard with respect to parts, inventory and property, plant and equipment, it did not have tracking systems for other aspects of this product line. As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. The abbreviated financial statements represent the Voumard Business subject to the sale under the Agreement, and have been derived from the financial statements and accounting records of the Seller that are subject to the Agreement. All intercompany accounts and transactions have been eliminated.

The accompanying abbreviated financial statements, which comprise the statements of assets acquired and liabilities assumed and the statements of revenues and direct expenses of the Voumard Business, were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of the Voumard Business’ assets, liabilities, revenues, and expenses.

All cash flow requirements of the Voumard Business were funded by the Seller and cash management functions were not performed at the business level. Therefore it is impracticable to prepare a statement of cash flows, including cash flows from operating and financing activities as the Voumard Business did not maintain a separate cash balance. Major sources of cash come from the sale of products, and uses are for raw materials, capital expenditures, and payroll-related costs.

Management believes that the assumptions underlying the allocations in these abbreviated financial statements are reasonable. However, the abbreviated financial statements included herein do not necessarily reflect the results of operations and financial position of the Voumard Business as if it had operated as a stand-alone entity, nor are they intended to provide an indication of how the Voumard Business will perform in the future.

For the periods presented in these abbreviated financial statements, certain assets, revenue and expenses include allocations from the Seller. To the extent that a revenue or expense is identifiable and directly related to the Voumard Business, it is reflected in the accompanying abbreviated financial statements, and accounted for in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Direct expenses include certain corporate allocations attributable to the Voumard Business, such as freight and distribution costs, manufacturing costs, marketing and selling costs, research and development costs, and human resource expenses.

The statements of revenues and direct expenses include the revenues and expenses directly attributable to the Voumard Business, and do not include interest expense, other non-operating income and expenses, income taxes or any other indirect expense. The statements of Assets Acquired and Liabilities Assumed of the Voumard Business includes the specific assets and liabilities that were transferred in accordance with terms of the Agreement.

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH
NOTES TO ABBREVIATED FINANCIAL STATEMENTS, CONTINUED

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Policies and Use of Estimates

The abbreviated financial statements are prepared in accordance with U.S. GAAP. Historical cost is used as the measurement basis unless otherwise indicated. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the abbreviated financial statements and the reported amounts of revenues and direct expenses during the reporting periods. Such estimates include adjustments to revenue for expected returns and allowances, provisions for inventories which may prove unsalable, estimates of future undiscounted cash flows used in evaluating impairment of long-lived assets, and costs to fulfill warranty obligations. Actual results could differ from those estimates. Also, these abbreviated financial statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the Voumard Business had been operated as a stand-alone entity.

Foreign Currencies

The functional currency for the Voumard Business is the local currency in which the Voumard Business operates, which is the Euro. Billings and receipts for labor and services are primarily denominated in the local currency, and the workforce is paid in local currency. Accordingly, all balance sheet accounts of these local functional currency subsidiaries are translated to United States Dollars ("USD") at the fiscal period-end exchange rate, and income and expense accounts are translated to USD using average rates in effect for each respective period.

Inventories

Inventories are stated at the lower of cost or market using standard costs which approximate actual costs on a first-in, first-out basis. The Voumard Business maintains a perpetual inventory system and continuously records the quantity on-hand and standard cost for each product, including purchased components, subassemblies, and finished goods. The Company maintains the integrity of perpetual inventory records through periodic physical counts of quantities on hand. Finished goods are reported as inventories until the point of title transfer to the customer.

Standard costs are reassessed as needed but annually at a minimum, and reflect acquisition costs. Acquisition costs are generally based on the most recent vendor contract prices for purchased parts, normalized assembly and test labor utilization levels, methods of manufacturing, and normalized overhead. Manufacturing labor and overhead costs are attributed to individual product standard costs.

Management evaluates the need to record adjustments for impairment of inventory at least quarterly. The Voumard Business’ policy is to assess the valuation of all inventories including manufacturing raw materials, work-in-process, finished goods, and spare parts in each reporting period. Obsolete inventory or inventory in excess of management’s estimated usage requirement is written down to its estimated market value if less than cost. Estimates of market value include, but are not limited to, management’s forecasts related to future manufacturing schedules, customer demand, technological and/or market obsolescence, possible alternative uses, and ultimate realization of excess inventory. If future customer demand or market conditions are less favorable than projections, additional inventory write-downs may be required and would be reflected in cost of sales in the period the revision is made.

Machinery and Equipment

Machinery and equipment is stated at cost and is depreciated by the straight-line method over the estimated useful lives of the assets, generally three to five years.

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH
NOTES TO ABBREVIATED FINANCIAL STATEMENTS, CONTINUED

Warranties

The Voumard Business provides standard warranties for its grinding solutions that cover one to two year periods. The Voumard Business records a provision for estimated warranty expenses to cost of sales for each system upon revenue recognition. The amount recorded is based on an analysis of historical activity which uses factors such as type of system, customer, geographic region, and any known factors such as tool reliability trends. All actual or estimated parts and labor costs incurred in subsequent periods are charged to those established reserves on a system-by-system basis.

While the Voumard Business periodically monitors the performance and cost of warranty activities, if actual costs incurred are different than its estimates, the Voumard Business may recognize adjustments to provisions in the period in which those differences arise or are identified.

Revenue Recognition

The Voumard Business recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred and title has passed or services have been rendered, the selling price is fixed or determinable, collection of the receivable is reasonably assured, and the Voumard Business has received customer acceptance, or is otherwise released from customer acceptance obligations. If terms of the sale provide for a lapsing customer acceptance period, the Voumard Business recognizes revenue upon the expiration of the lapsing acceptance period or customer acceptance, whichever occurs first. If the practices of a customer do not provide for a written acceptance or the terms of sale do not include a lapsing acceptance provision, the Voumard Business recognizes revenue when it can be reliably demonstrated that the delivered system meets all of the agreed-to customer specifications. Revenue related to sales of spare parts and system upgrade kits is generally recognized upon shipment. Revenue related to services is generally recognized upon completion of the services requested by a customer order. Revenue for extended maintenance service contracts with a fixed payment amount is recognized on a straight-line basis over the term of the contract. When goods or services have been delivered to the customer but all conditions for revenue recognition have not been met, the Voumard Business defers revenue recognition until customer acceptance and records the deferred revenue and/or deferred costs of sales in deferred profit.

Shipping and Handling Costs

Amounts charged to customers related to shipping and handling are included in revenues, and related shipping and handling costs are recognized in cost of sales.

Research and Development

The Voumard Business incurs costs in connection with research and development programs that are expected to contribute to future earnings, and records such charges to cost of sales as incurred. These costs include certain salaries, wages and related employment, facilities, supplies and operating expenses. Total research and development expenses were $0.3 million, and $0.5 million for the six months ended June 30, 2014 and 2013, respectively, and $1.1 million for the year ended December 31, 2013.

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH
NOTES TO ABBREVIATED FINANCIAL STATEMENTS, CONTINUED

Restructuring Expenses

In the first quarter of 2014, Peter Wolters formally made a decision and began to execute a plan to exit the Voumard Business, which it had been methodically downsizing since 2013. As a result of the decision to exit the Voumard Business, an impairment charge on machinery and equipment was recorded during the six months ended June 30, 2014, and inventory that was deemed to be unsellable was reduced to estimated net realizable value through a charge to cost of sales.

The Voumard Business records costs associated with restructuring-related employee terminations when the liability is incurred. Employee termination benefits are recorded when the benefit arrangement is communicated to the employee and no significant future services are required. If employees are required to render service until they are terminated in order to receive the termination benefits, the fair value of the termination date liability is recognized ratably over the future service period. Total employee related termination costs were $0.4 million and $0.1 million for the six months ended June 30, 2014 and 2013, respectively, and $0.1 million for the year ended December 31, 2013.

NOTE 3.  INVENTORIES

Net inventories consist of the following (in thousands):

	June 30, 2014	December 31, 2013
	(unaudited)
Raw materials and purchased components	$8,342	$8,181
Work-in-process	—	790
Finished products	1,662	786
Total inventories	10,004	9,757
Inventory reserve(1)	(6,978)	(3,341)
Inventories, net	$3,026	$6,416
____________________
(1) As discussed in Note 2. "Summary of Significant Accounting Policies", a charge to reduce inventories in the amount of $4.1 million was recorded during the six months ended June 30, 2014 as a result of the Seller's decision to wind down the Voumard Business.

NOTE 4.  MACHINERY AND EQUIPMENT

Machinery and equipment consists of the following(1) (in thousands):

	June 30, 2014	December 31, 2013
	(unaudited)
Machinery and equipment	$46	$400
Accumulated depreciation	(39)	(268)
Machinery and equipment, net	$7	$132
____________________
(1) As discussed in Note 2. "Summary of Significant Accounting Policies", an impairment charge to reduce machinery and equipment in the net amount of $0.2 million was recorded during the six months ended June 30, 2014 as a result of the Seller's decision to wind down the Voumard Business.

VOUMARD PRODUCT LINE
OF PETER WOLTERS GMBH
NOTES TO ABBREVIATED FINANCIAL STATEMENTS, CONTINUED

NOTE 5: WARRANTIES

A reconciliation of the changes in the product warranty accrual is as follows (in thousands):

	June 30, 2014	December 31, 2013
	(unaudited)
Balance at the beginning of period	$494	$1,015
Warranties issued	52	261
Warranty settlement costs	(65)	(293)
Changes in accruals for pre-existing warranties	159	(513)
Currency translation adjustments	(2)	24
Balance at the end of period	$638	$494

NOTE 6: SUBSEQUENT EVENTS
Management of the Voumard Business have evaluated subsequent events through December 8, 2014, the date at which the abbreviated financial statements were available to be issued, and concluded that there are no subsequent events to disclose, other than those events already disclosed in these financial statements.